                   SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, DC  20549

                            ________________


                               FORM 8-K/A
                             AMENDMENT NO. 2


                             CURRENT REPORT
                 PURSUANT TO SECTION 13 OR 15(d) OF THE
                     SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):  June 17, 1994


                      FHP INTERNATIONAL CORPORATION
           (Exact Name of Registrant as Specified in Charter)



Delaware                           0-14796            33-0072502
(State or Other Jurisdiction       (Commission       (IRS Employer
of Incorporation)                  File Number)      Identification No.)



9900 Talbert Avenue, Fountain Valley, California          92708
(Address of Principal Executive Offices)                (Zip Code)


Registrant's telephone number, including area code: (714) 963-7233


                             Not Applicable
    (Former Name or Former Address, if Changed Since Last Report)

Item 7(b) of the Registrant's Current Report on Form 8-K, event date June 17, 1994 is amended to read in its entirety as follows:

Item 7(b).  Pro Forma Financial Information.

            Pro forma financial information that would be required pursuant to Article 11 of Regulation S-X.

            FHP INTERNATIONAL CORPORATION AND SUBSIDIARIES
     HISTORICAL AND PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                      March 31, 1994 (Unaudited)

                                Assets
                                                            Pro Forma
                                                           Acquisition
                                                           Adjustments
                              FHP            TakeCare       Increase
(Amounts in thousands)        Historical     Historical     (Decrease)
                              __________     __________     __________

Cash and cash equivalents     $194,884        $91,896       ($100,000)

Short-term investments         172,733         69,864

Accounts receivable             70,761         30,579

Other current assets            42,878         36,383
                              ________       ________        ________

   Total current assets        481,256        228,722        (100,000)

Property and equipment, net    368,657         16,720

Excess purchase price over
  net assets acquired            3,992        236,773         778,412

  less accumulated amortization   (286)       (13,726)         13,726
                              ________       _________       ________

Excess purchase price over
  net assets acquired, net       3,706        223,047         792,138

Long-term investments           78,629         49,159

Restricted investments          75,418

Other assets, net               30,829          2,458            (858)
                              ________       ________        ________

    Total assets            $1,038,495       $520,106        $691,280
                            ==========       ========        ========

                 Liabilities and Stockholders' Equity

Current portion of long-term
  obligations                     $150        $15,000         $35,000

Accounts payable                35,411         49,736

Medical claims payable         170,968        129,378

Accrued salaries and
  employee benefits             79,030          6,501

Deferred premiums              146,017         18,623

Income taxes payable and
  other current liabilities     16,839          5,617         10,500
                              ________       ________       ________

    Total current liabilities  448,415        224,855         45,500

Long-term obligations          103,025         22,500        239,590

Other liabilities               81,958          7,517
                              ________       ________       ________

    Total liabilities          633,398        254,872        285,090
                              ________       ________       ________

Stockholders' equity:

  Series A Cumulative Convertible
  Preferred Stock                                            516,480

  Common Stock                   1,658          1,291           (981)

  Paid-in capital              224,722        157,084         (2,450)

  Retained earnings            178,717        106,859       (106,859)
                              ________       ________       _________

    Total stockholders'
    equity                     405,097        265,234        406,190
                              ________       ________       ________

    Total liabilities and
    stockholders' equity    $1,038,495       $520,106       $691,280
                            ==========       ========       ========


                            Assets (cont'd)
                                             Pro Forma
                              Note           Condensed
(Amounts in thousands)        Reference      Consolidated
                              _________      ____________

Cash and cash equivalents     2                $186,780

Short-term investments                          242,597

Accounts receivable                             101,340

Other current assets                             79,261
                                             __________

   Total current assets                         609,978

Property and equipment, net                     385,377

Excess purchase price over
  net assets acquired                         1,019,177

  less accumulated amortization                    (286)
                                             __________

Excess purchase price over
  net assets acquired, net         3          1,018,891
                                             __________

Long-term investments                           127,788

Restricted investments                           75,418

Other assets, net                  11            32,429
                                             __________

    Total assets                             $2,249,881
                                             ==========


             Liabilities and Stockholders' Equity (cont'd)

Current portion of long-term
  obligations                      4            $50,150

Accounts payable                                 85,147

Medical claims payable                          300,346

Accrued salaries and
  employee benefits                              85,531

Deferred premiums                               164,640

Income taxes payable and
  other current liabilities        11            32,956
                                             __________

    Total current liabilities                   718,770
                                             __________

Long-term obligations              4            365,115

Other liabilities                                89,475
                                             __________

    Total liabilities                         1,173,360
                                             __________

Stockholders' equity:

  Series A Cumulative Convertible
  Preferred Stock                  5            516,480

  Common Stock                     5              1,968

  Paid-in capital                  5            379,356

  Retained earnings                5            178,717
                                             __________

    Total stockholders'
    equity                                    1,076,521
                                             __________

    Total liabilities and
    stockholders' equity                     $2,249,881
                                             ==========



See accompanying notes to historical and pro forma unaudited condensed consolidated financial statements.

                FHP INTERNATIONAL CORPORATION AND SUBSIDIARIES
      HISTORICAL AND PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                 Nine Months Ended March 31, 1994 (Unaudited)

                                            Comprecare
                                            Historical    Pro Forma
(Amounts in                             Two Months Ended  Adjustments
thousands,           FHP       TakeCare     August 31,    Increase       Note
except earnings  Historical   Historical       1993      (Decrease)  Reference
per share)       __________   __________    __________   __________  _________

Revenue          $1,789,947     $817,649       $47,971     $  -

Expenses:

  Cost of
  health care     1,498,337      661,420        36,745

  General, admin-
  istrative and
  marketing         240,086      101,730         5,084        (830)       6
                 __________   __________       _______     ________

Total expenses    1,738,423      763,150        41,829        (830)
                 __________   __________       _______     ________

Operating income     51,524       54,499         6,142         830

Interest income      14,552        4,846           202

Interest expense      3,879        2,065           259        (241)       8
                 __________   __________       _______     ________

Income before
provision for
income taxes         62,197       57,280         6,085       1,071

Provision for
income taxes         23,885       24,781         2,215         118      10
                 __________   __________       _______     ________

Net income           38,312       32,499         3,870         953

Preferred Stock
dividend
                 __________   __________       _______     ________

Net income
attributable
to Common Stock     $38,312      $32,499        $3,870        $953
                 ==========   ==========       =======     ========

Earnings
per share
attributable to

  Common Stock        $1.14        $2.52
                 ==========   ==========

Weighted average
shares of Common
Stock and common
stock equivalents
outstanding          33,659       12,891
                 ==========   ==========

                FHP INTERNATIONAL CORPORATION AND SUBSIDIARIES
      HISTORICAL AND PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

           Nine Months Ended March 31, 1994 (Unaudited) (continued)

                                     Pro Forma
(Amounts in        Pro Forma        Adjustments                 Pro Forma
thousands,         TakeCare          Increase        Note       Condensed
except earnings   Consolidated       (Decrease)    Reference  Consolidated
per share)        ____________      ___________    _________  ____________

Revenue               $865,620         $  -                     $2,655,567

Expenses:
  Cost of
  health care          698,165                                   2,196,502

  General, admin-
  istrative and
  marketing            105,984           13,797          6         359,867

                      ________        __________                __________

Total expenses         804,149           13,797                  2,556,369
                      ________        __________                __________

Operating income        61,471          (13,797)                    99,198

Interest income          5,048           (3,338)         7          16,262

Interest expense         2,083           10,206          8          16,168
                      ________        __________                __________

Income before
provision for
income taxes            64,436          (27,341)                    99,292

Provision for
income taxes            27,114           (2,346)        10          48,653
                      ________        __________               ___________
Net income              37,322          (24,995)                    50,639

Preferred Stock
dividend                                 19,368          9          19,368
                      ________        _________                 __________

Net income
attributable
to Common Stock        $37,322         ($44,363)                   $31,271
                      ========        =========                 ==========
Earnings
per share
attributable to

  Common Stock                          ($6.88)          9           $0.78
                                      =========                 ==========

Weighted average
shares of Common
Stock and common
stock equivalents
outstanding                               6,446          9          40,105
                                      =========                 ==========

See accompanying notes to historical and pro forma unaudited condensed consolidated financial statements.

                FHP INTERNATIONAL CORPORATION AND SUBSIDIARIES
      HISTORICAL AND PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                     Year Ended June 30, 1993 (Unaudited)


                                                          Pro Forma
(Amounts in                                             Adjustments
thousands,           FHP       TakeCare     Comprecare    Increase      Note
except earnings  Historical   Historical    Historical   (Decrease)  Reference
per share)       __________   __________    __________   __________  _________

Revenue          $2,005,854     $789,654      $254,547    $    -

Expenses:

  Cost of
  health care     1,681,144      644,237       215,219      (2,612)      11

  General, admin-
  istrative and
  marketing         269,645       92,869        30,859      (5,330)       6
                 __________   __________       _______     ________

Total expenses    1,950,789      737,106       246,078      (7,942)
                 __________   __________       _______     ________

Operating income     55,065       52,548         8,469       7,942

Interest income      14,919        5,399           819

Interest expense        211        3,939         1,407      (1,309)       8
                 __________   __________       _______     ________

Income before
provision for
income taxes         69,773       54,008         7,881       9,251

Provision for
income taxes         25,607       23,207         2,808       1,921       10
                 __________   __________       _______     ________

Net income           44,166       30,801         5,073       7,330

Preferred Stock
dividend
                 __________   __________       _______     ________

Net income
attributable
to Common Stock     $44,166      $30,801        $5,073      $7,330
                 ==========   ==========       =======     ========

Earnings
per share
attributable to

  Common Stock        $1.33        $2.80
                 ==========   ==========

Weighted average
shares of Common
Stock and common
stock equivalents
outstanding          33,270       10,982
                 ==========   ==========

                FHP INTERNATIONAL CORPORATION AND SUBSIDIARIES
      HISTORICAL AND PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

               Year Ended June 30, 1993 (Unaudited) (continued)

                                     Pro Forma
(Amounts in        Pro Forma        Adjustments                  Pro Forma
thousands,         TakeCare          Increase        Note        Condensed
except earnings   Consolidated       (Decrease)    Reference    Consolidated
per share)        ____________      ___________    _________    ____________

Revenue             $1,044,201      $     -                       $3,050,055

Expenses:
  Cost of
  health care          856,844                                     2,537,988

  General, admin-
  istrative and
  marketing            118,398           20,985          6           409,028

                      ________        __________                  __________

Total expenses         975,242           20,985                    2,947,016
                      ________        __________                  __________

Operating income        68,959          (20,985)                     103,039

Interest income          6,218           (4,670)         7            16,467

Interest expense         4,037           12,422          8            16,670
                      ________        __________                  __________

Income before
provision for
income taxes            71,140          (38,077)                     102,836

Provision for
income taxes            27,936           (3,153)        10            50,390
                      ________        __________                  __________
Net income              43,204          (34,924)                      52,446

Preferred Stock
dividend                                 25,824          9            25,824
                      ________        _________                   __________

Net income
attributable
to Common Stock        $43,204        ($60,748)                      $26,622
                      ========        =========                   ==========
Earnings
per share
attributable to

  Common Stock                          ($9.42)          9             $0.67
                                      =========                   ==========

Weighted average
shares of Common
Stock and common
stock equivalents
outstanding                               6,446          9            39,716
                                      =========                   ==========

See accompanying notes to historical and pro forma unaudited condensed consolidated financial statements.

                     FHP INTERNATIONAL CORPORATION
              NOTES TO HISTORICAL AND PRO FORMA UNAUDITED
              CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
             (amounts in thousands, except per share data)


1.   General

     The historical and pro forma unaudited condensed consolidated balance sheet of FHP International Corporation ("FHP" or "the Company") reflects the Merger as though it occurred on March 31, 1994. The historical and pro forma unaudited condensed consolidated statements of income of the Company reflect the Merger and the September 1993 acquisition of Comprecare, Inc. by TakeCare, Inc. ("TakeCare") as though both transactions occurred on July 1, 1992.
The Merger will be accounted for as a purchase transaction.

     No effect has been given in the historical and pro forma unaudited condensed consolidated statements of income for operating and synergistic benefits that may be realized through the combination of the entities, including any increased enrollment of Medicare eligible persons in geographic areas principally served by TakeCare (Northern California, Colorado, Illinois, and Ohio). Certain minor reclassifications have been made to the TakeCare historical financial statements to conform them to FHP's presentation.

     TakeCare has agreed with FHP that if the expenses of TakeCare incurred in connection with the Merger, including financial advisory fees, accounting, legal and consulting fees, and costs in connection with any litigation relating to the Merger, exceed $3 million, such excess (the "Excess Expenses") will reduce pro rata the amount of cash or shares of Series B Adjustable Rate Cumulative Preferred Stock to be issued in the Merger upon conversion of each share of TakeCare Common Stock. For purposes of these pro forma financial statements, the Excess Expenses are assumed to be $8.0 million, resulting in a reduction of the cash consideration to $27.38 from $28.00 or of the Series B Preferred Stock from 1.12 shares to approximately 1.10 shares for each share of TakeCare Common Stock.

     Under the terms of the Merger Agreement, each outstanding share of TakeCare common stock (estimated to be 12,912 shares for purposes of these historical and pro forma unaudited condensed consolidated financial statements (pro forma financial statements)) will be converted into the right to receive, without interest, the following consideration (valued at an aggregate of $80.00 per share less the estimated impact of the Excess Expenses of approximately $0.62 per share for purposes of these pro forma financial statements):

     (1)  1.6 shares of Series A Cumulative Convertible Preferred
Stock (Series A Preferred Stock); plus

     (2) 1.12 shares of Series B Adjustable Rate Cumulative Preferred Stock (Series B Preferred Stock), or at the specific election of the holder, cash of $28.00 per share of TakeCare Common Stock; plus

     (3) .48 of a share of FHP Common Stock, as provided in the Merger Agreement since FHP's stock traded at less than an average of $25 per share for 20 consecutive trading days ending on the third trading day prior to the effective date of the Merger.

     Holders of Series A Preferred Stock with stated value of $25 will be entitled to receive cumulative cash dividends of 5.0% per annum. Dividends will be payable quarterly in arrears when and if declared by FHP's Board of Directors. On or after the fourth anniversary of the Merger, FHP may, at its option, redeem all or part of the outstanding shares of Series A Preferred Stock, at fixed redemption prices per share plus an amount equal to any accrued and unpaid dividends. Each share of Series A Preferred Stock will be convertible at the option of the holder into FHP Common Stock at any time commencing six months after the Closing. The conversion price for the Series A Preferred Stock is $31.00 per share.

     Holders of Series B Preferred Stock with stated value of $25 will be entitled to receive cumulative cash dividends of not less than 5.0% per annum or greater than 11.0% per annum. The actual dividend rate will be determined quarterly based upon prevailing market rates as provided in the Merger Agreement. Dividends will be payable quarterly in arrears when and if declared by FHP's Board of Directors.
Beginning nine months after June 17, 1994, FHP may, at its option, redeem all or part of the outstanding shares of Series B Preferred Stock, at $25.00 per share plus an amount equal to accrued and unpaid dividends.


2.   Cash and Cash Equivalents

     Pro forma adjustments to cash and cash equivalents consist of the following:

          Proceeds of long-term borrowings
          (net of financing costs of $1,600)           $310,490

          Cash consideration paid in the Merger        (353,531)

          Repayment of TakeCare long-term
          obligations, including current portion        (37,500)

          Payment of estimated costs of the Merger      (11,459)

          Payment of Excess Expenses of
          TakeCare (see Note 1)                          (8,000)
                                                       _________

                                                      ($100,000)
                                                       =========


     The pro forma financial statements assume that the holders of TakeCare Common Stock will elect to receive cash of $27.38 per share as Merger Consideration in lieu of the Series B Preferred Stock. (See
Note 9 for summary pro forma financial information assuming holders of TakeCare Common Stock elect to receive approximately 1.10 shares of Series B Preferred Stock as Merger Consideration.)

     The TakeCare long-term obligations are being retired immediately after the Closing as required by TakeCare's existing debt agreement upon a change in control of TakeCare.

3.   Excess of Purchase Price Over Net Assets Acquired

     Pro forma adjustments to the excess of purchase price over net assets acquired consist of the following:

     Resulting from the Merger                         $1,015,185
     Elimination of previously recorded excess
       of purchase price over net assets acquired
       of TakeCare (net of accumulated amortization
       of $13,726)                                       (223,047)
                                                       ___________
                                                         $792,138
                                                       ===========

     Management has not completed an allocation of the purchase price of TakeCare to the assets and liabilities that will be acquired. However, management believes that the amounts reflected on TakeCare's historical consolidated balance sheet as tangible assets and liabilities approximate the fair market values of such assets and liabilities and accordingly, such assets have not been adjusted in the accompanying pro forma financial statements.


4.   Long-term Obligations

     Pro forma adjustments to long-term obligations consist of the following:

                                        Current   Long-Term
                                        Portion   Portion   Total
                                        _______   _________ ________
Borrowings to finance the Merger        $50,000   $262,090  $312,090
Repayment of TakeCare long-term
  obligations                           (15,000)   (22,500)  (37,500)
                                        ________  _________ _________
                                        $35,000   $239,590  $274,590
                                        ========  ========= =========

5.   Stockholders' Equity

     Pro forma adjustments to Series A Preferred Stock, FHP Common Stock, paid-in capital and retained earnings consist of the following:

                                                           Total
                 Series A      Common  Paid-in  Retained Stockholders'
               Preferred Stock  Stock  Capital  Earnings   Equity
               _______________  _____  _______  ________  ___________

Series A
  Preferred Stock
  issued            $516,480     $  -   $  -     $   -       $516,480

Common Stock issued                310   154,634              154,944

Elimination of
  equity accounts of
  TakeCare                      (1,291) (157,084)  (106,859) (265,234)
                    _________   _______ ________   _________  ________
                    $516,480     ($981)  ($2,450) ($106,859) $406,190
                    =========   ======= ========= ========== =========

6.   General, Administrative and Marketing

     Pro forma adjustments to general, administrative and marketing expense, principally amortization, consist of the following:

                                               TakeCare   Consolidated
                     TakeCare   Consolidated   Pro Forma    Pro Forma
                     Pro Forma   Pro Forma       Nine         Nine
                       Year        Year         Months       Months
                       Ended       Ended        Ended        Ended
                     June 30,    June 30,      March 31,   March 31,
                       1993        1993          1994         1994
                     _________  ____________   _________  ____________


Amortization of
 excess purchase
 price over net
 assets acquired
 resulting from the
 Merger              $    -       $25,380      $   -        $19,035
Elimination of
 amortization of
 excess of purchase
 price over
 net assets
 acquired
 previously
 recorded by
 TakeCare                          (4,395)                   (5,238)
Elimination of
 amortization of
 excess purchase
 price over
 net assets
 acquired of
 Comprecare            (5,330)                    (830)
                     __________   _________     _________   __________

                      ($5,330)     $20,985       ($830)     $13,797
                     ==========   =========     =========   ==========

The excess purchase price over net assets acquired resulting from the Merger will be amortized on a straight-line basis over 40 years.

7.  Interest Income

    Pro forma adjustments to interest income consist of the following:

                                         Pro Forma Consolidated
                                      ___________________________

                                                      Nine Months
                                         Year Ended      Ended
                                      June 30, 1993    March 31, 1994
                                      _____________   _______________

Elimination of interest income
 (computed based on historical
 rates of return on investment
 of cash) used to finance a
 portion of the purchase price
 (4.67% for the year ended
 June 30, 1993 and 4.45% for the
 nine months ended March 31, 1994)         $4,670          $3,338

                                      ==============  ===============

8.  Interest Expense

    Pro forma adjustments to interest expense consist of the following:

                                               Pro Forma   Pro Forma
                     Pro Forma   Pro Forma     TakeCare   Consolidated
                     TakeCare   Consolidated     Nine         Nine
                       Year        Year         Months       Months
                       Ended       Ended        Ended        Ended
                     June 30,    June 30,      March 31,   March 31,
                       1993        1993          1994         1994
                     _________  ____________   _________  ____________

Interest expense on
 long-term obliga-
 tions to finance
 the Merger          $    -       $16,041      $    -       $12,031
Elimination of
 interest expense
 on retired long-
 term obligations
 of TakeCare                       (3,463)                   (1,866)
Amortization of
 debt financing
 costs resulting
 from the long-
 term borrowings
 to finance the
 Merger                               320                       240
Elimination of
 deferred debt
 financing costs of
 TakeCare                            (476)                     (199)
Elimination of
 interest expense on
 long-term obliga-
 tions retired as a
 result of TakeCare's
 acquisition of
 Comprecare           (1,309)                     (241)
                    ____________  __________   ___________  _________

                     ($1,309)      $12,422       ($241)     $10,206
                    ============  ==========   ===========  =========


     The interest rate on the long-term obligations incurred to finance the Merger is a floating rate based on the principal lender's prime rate in the London Interbank market plus 0.6% which, based upon current rates, would be approximately 5.1%. Each 1/4% increase in such floating rate would decrease annual pro forma consolidated net income by $398 and pro forma consolidated earnings per share attributable to Common Stock by $0.01 per annum.


9.  Earnings Per Share

    Earnings per share is based on the weighted average shares of outstanding Common Stock and common stock equivalents during the respective periods. The pro forma financial statements assume the holders of TakeCare common stock will elect to receive cash in lieu of Series B Preferred Stock issued as of the effective date. The inclusion of additional common shares assuming the conversion of the Series A Preferred Stock would have been antidilutive for the year ended June 30, 1993 and the nine months ended March 31, 1994 for both the primary and fully diluted pro forma earnings per share computations. Accounting rules governing the computation of earnings per share require that dividends on cumulative preferred stock, whether declared or not, be deducted in the earnings per share computation.


     The shares used in the computation of primary earnings per share were as follows:

                                       Pro Forma Consolidated
                                   _________________________________

                                    Year Ended     Nine Months Ended
                                   June 30, 1993     March 31, 1994
                                   _____________   _________________

Common and common stock
 equivalents prior to the Merger      33,270             33,659
Assumed Common and common stock
 equivalents issued as part of
 the Merger                            6,446              6,446
                                      ______             ______

                                      39,716             40,105
                                      ======             ======

Pro forma adjustments to dividends related to Series A Preferred Stock consist of the following:

                                         Pro Forma Consolidated
                                       ___________________________

                                                       Nine Months
                                       Year Ended        Ended
                                       June 30, 1993   March 31, 1994
                                       _____________   ______________

Cash dividends on Series A
 Preferred Stock issued in the
 Merger (dividend at 5%)                  $25,824          $19,368
                                          =======          =======

     The pro forma financial statements have been prepared assuming that all Series A Preferred Stock is outstanding for the year ended June 30, 1993 and the nine months ended March 31, 1994.

      As stated above, the pro forma financial statements assume the holders of TakeCare Common Stock will elect to receive cash in lieu of the Series B Preferred Stock. Accordingly, earnings per share has been calculated assuming that no shares of Series B Preferred Stock will be issued. If all holders of TakeCare Common Stock were to elect to receive Series B Preferred Stock rather than cash, the principal changes to the historical and pro forma unaudited condensed consolidated statements of income would be as follows, assuming an interest rate equal to 93% of the thirty-year average yield published by the Federal Reserve Board as provided for in the Merger Agreement (approximately 6.9% for this pro forma calculation - see Note 1 for further explanation of range of possible dividends):

                                         Pro Forma Consolidated
                                       ___________________________

                                                       Nine Months
                                       Year Ended        Ended
                                       June 30, 1993   March 31, 1994
                                       _____________   ______________

Operating income                         $103,039         $99,198
Interest income                            18,477          17,699
Interest expense                             (309)         (3,897)
Income taxes                              (59,392)        (55,370)
                                         _________        ________

Net income                                 61,815          57,630
Series A Preferred Stock dividend         (25,824)        (19,368)
Series B Preferred Stock dividend         (24,264)        (18,198)
                                         _________        ________

Net income attributable to Common
 Stock                                    $11,727         $20,064

                                         =========        =======
Earnings per share attributable
 to Common Stock                            $0.30           $0.50
                                         =========        ========

Weighted average number of shares          39,716          40,105
                                         =========        ========

10.  Income Taxes

   Pro forma adjustment to the provision for income taxes consist of the following:

                                              Pro Forma    Pro Forma
                    Pro Forma Pro Forma TakeCare Consolidated TakeCare Consolidated Nine Months Nine Months
                   Year Ended   Year Ended      Ended        Ended
                     June 30,     June 30,     March 31,    March 31,
                       1993         1993         1994         1994
                   __________   ____________  ___________  ___________

Income tax effect
 of:
 Decrease in
 interest income    $   -        ($2,288)      $   -        ($1,635)
 Elimination of
  TakeCare interest
  expense and debt
  financing costs                  1,930                      1,012
 Increase in
  interest expense
  and debt financing
  costs from Merger
  financing                       (8,017)                    (6,013)
 Elimination of
  Comprecare interest
  expense               641                        118
 Estimated increase
  in effective
  tax rate to 49%                  5,222                      4,290
 Decrease in cost
  of health care      1,280
                   __________   _____________  ___________  __________

                     $1,921      ($3,153)         $118      ($2,346)
                   ==========   =============  ===========  ==========


11.  Other

     Other pro forma adjustments include the restructuring of an agreement with a physician group resulting in a reduction of pro forma cost of health care ($2,612), recognition of deferred debt financing costs ($1,600), elimination of deferred debt financing costs related to debt of TakeCare retired in the Merger ($2,458) and accrual of transaction expenses incurred by TakeCare ($3,000) and certain bonuses that TakeCare may authorize.

                         SIGNATURES


     Pursuant to the requirements of the Securities Exchange
Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    FHP INTERNATIONAL CORPORATION

                                    By  /s/ Kenneth S. Ord
                                          Kenneth S. Ord
                                          Senior Vice President and
                                          Chief Financial Officer



Date:  August 30, 1994